SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

WATERSTONE FINANCIAL, INC.
 (Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	000-51507 (Commission File Number)	20-3598485 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 17, 2011, Waterstone Financial, Inc. (the “Company”) held its Annual Meeting of Shareholders.  At the Annual Meeting, shareholders considered the election of directors; the ratification of the independent registered public accounting firm; an advisory, non-binding resolution with respect to the Company’s executive compensation; and an advisory, non-binding vote with respect to the frequency of voting on the Company’s executive compensation. Messrs. Stephen J. Schmidt and Michael L. Hansen were elected for three-year terms.  A breakdown of the votes cast is set forth below.

1. The election of directors	For	Withheld	Broker non-votes

Stephen J. Schmidt	26,602,802	217,694	2,173,277
Percentage of votes cast	99.19%	0.81%

Michael L. Hansen	26,604,805	215,691	2,173,277
Percentage of votes cast	99.20%	0.82%

2.      The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

	For	Against	Abstain
Number of Votes	28,868,502	113,273	11,998
Percentage of Votes Cast	99.79%	0.17%	0.03%

3.      The approval of an advisory, non-binding resolution with respect to the Company’s executive compensation.

	For	Against	Abstain	Broker non-votes
Number of Votes	26,562,100	242,243	16,153	2,173,277
Percentage of Votes Cast	99.03%	0.90%	0.07%

4.      The approval of an advisory, non-binding vote with respect to the frequency of voting on the Company’s executive compensation.

	1 Year	2 Years	3 Years	Abstain
Number of Votes	26,431,174	139,292	210,072	39,958
Percentage of Votes Cast	98.54%	0.51%	0.78%	0.14%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERSTONE FINANCIAL, INC

Date: May 19, 2011	By: /s/ Richard C. Larson
Richard C. Larson
Chief Financial Officer and Treasurer
(Duly Authorized Representative)